UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
July 8, 2005

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 8, 2005, Maxtor Corporation (“Maxtor”) entered into an Addendum to the Business Agreement dated as of October 6, 2003 by and among Maxtor, Komag Inc. and Komag USA (Malaysia) Sdn. (collectively, “Komag”). The Business Agreement provides for the supply of media from Komag to Maxtor on certain terms and conditions. The Addendum requires that Komag install additional capacity to supply media that may be purchased by Maxtor. The Addendum further requires that Maxtor make certain payments for media purchases to be paid back to Maxtor by a per disk payment credit. Komag’s supply obligations under the Addendum shall cease on the earlier of October 6, 2008, which is the termination date of the Business Agreement, or such earlier date that the Business Agreement may terminate in accordance with its terms.

     The above description of the Addendum is qualified in its entirety by reference to the full text of the Addendum, a copy of which will be filed as an exhibit to the Maxtor’s next quarterly report on Form 10-Q.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2005

MAXTOR CORPORATION
By:	/s/ Duston M. Williams
Name:	Duston M. Williams
Title:	Executive Vice President, Finance and Chief Financial Officer